Exhibit 3.252

Exhibit 3.252

[GRAPHIC APPEARS HERE]

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

FILED

In the Office of the

Secretary of State of Texas

AUG 10 2001

Corporations Section

CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Texas West Oaks Hospital, L.P.

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient)

905 Congress Avenue

Austin, TX 78701

and the name of its proposed registered agent in Texas at such address is

National Registered Agents, Inc.

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME

MAILING ADDRESS

(include city, state, zip code)

STREET ADDRESS

(include city, state, zip code)

PSI Hospitals, Inc.

310 25th Ave N., Suite 209

Same as Mailing Address

Nashville, TN 37203

Date Signed:

August 10, 2001

PSI HOSPITALS, INC.

General Partner(s)

Steven T. Davidson, Vice President

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF LIMITED PARTNERSHIP

OF

TEXAS WEST OAKS HOSPITAL, L.P.

The undersigned, a general partner of TEXAS WEST OAKS HOSPITAL, L.P., a limited partnership, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

1.	The name of the limited partnership is Texas West Oaks Hospital, L.P.

2.	The Certificate of Limited Partnership is amended as follows:

The Certificate of Limited Partnership of Texas West Oaks Hospital, L.P. is amended by striking Number 4 in its entirety and replacing therefore the following:

4. The name, the mailing address, and the street address of the business or resident of each general partner is as follows:

NAME	MAILING ADDRESS (include city, state, zip code)	STREET ADDRESS (Include city, state, zip code)
PSI Texas Hospitals, LLC	310 25th Avenue North Suite 209 Nashville, TN 37203	Same as Mailing Address

Executed on this 30th day of October, 2001.

GENERAL PARTNER:

PSI HOSPITALS, INC.

By:	/s/ Steven T. Davidson
Steven T. Davidson, Vice President

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